Exhibit 99.1

CorEnergy Announces Follow-On Offering of 7.375% Series A Cumulative Redeemable Preferred Stock

KANSAS CITY, Mo.—April 11, 2017 – CorEnergy Infrastructure Trust, Inc. (“CorEnergy” or the “Company”) today announced a follow-on, underwritten public offering of its depositary shares, each representing 1/100th of a share of its 7.375% Series A Cumulative Redeemable Preferred Stock, which will pay quarterly dividends at an annual rate of $1.84375 per depositary share. The issuance will form a single series with, and have the same terms, as the Company’s outstanding shares of Series A Preferred Stock. As of April 10, 2017, there were 2,250,000 depository shares outstanding. CorEnergy has granted the underwriters a 30-day option to purchase additional depositary shares of the preferred stock.

CorEnergy intends to use the net proceeds from the offering to repay indebtedness under its credit facility and/or for general corporate purposes.

Wells Fargo Securities and Stifel are acting as joint book running managers for the offering.

The shares of preferred stock are being offered pursuant to an effective shelf registration statement that the Company previously filed with the U.S. Securities and Exchange Commission.

Electronic copies of the preliminary prospectus supplement and accompanying base prospectus are available from the SEC website at www.sec.gov.

Hard copies of the preliminary prospectus supplement and base prospectus related to the offering can be obtained from:

Wells Fargo Securities, LLC

Attention: WFS Customer Service

608 2nd Avenue

South Minneapolis, MN 55402

Toll-free: 800-645-3751

Email: wfscustomerservice@wellsfargo.com

1100 Walnut, Suite 3350, Kansas City, MO 64106 | Main: 816-875-3705 | Fax: 816-875-5875 | corridortrust.com

Or

Stifel, Nicolaus & Company, Inc.

Attention: Syndicate Department

1 South Street, 15th Floor

Baltimore, MD 21202

Toll-free: 855-300-7136

Email: syndprospectus@stifel.com

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns essential energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We seek long-term contracted revenue from operators of our assets, primarily under triple net participating leases. For more information, please visit corenergy.reit.

Safe Harbor Statement

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statements

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy's Board of Directors and compliance with leverage covenants.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Schorgl, 877-699-CORR (2677)
info@corenergy.reit